                                                                     Exhibit 4.3

                         FORM OF REMARKETING AGREEMENT

         FORM OF REMARKETING AGREEMENT, dated as of May __, 2003 (the "Remarketing Agreement") by and between AmerUs Group Co. (the "Company"), and _______ not individually but solely as Purchase Contract Agent and as attorney-in-fact of the holders of Purchase Contracts (each as defined in the Purchase Contract Agreement (as defined herein)), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent").

                                   WITNESSETH:

         WHEREAS, the Company will issue an aggregate Stated Amount $_____ of its Securities (the "Securities") under the Purchase Contract Agreement, dated as of May __, 2003 by and between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement"); and

         WHEREAS, the Securities will initially consist of _______ Income PRIDES, each such security consisting of a __% Note initially due May 16, 2008 issued by the Company in the principal amount of $25 (a "Debt Security") and a Purchase Contract issued by the Company ("Purchase Contract") pursuant to the Purchase Contract Agreement and _____ Growth PRIDES each such security consisting of certain U.S. Treasury Securities and a Purchase Contract.

         WHEREAS, the Debt Securities will be pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of May __, 2003, by and between the Company, _______, as Collateral Agent, Securities Intermediary and Custodial Agent (the "Collateral Agent") and the Purchase Contract Agent, to secure an Income PRIDE holder's obligations under the related Purchase Contract on the Purchase Contract Settlement Date; and

         WHEREAS, the Debt Securities of such holders electing to have their Debt Securities that are not pledged pursuant to the Pledge Agreement remarketed, or of such Type A Security holders who have elected not to settle the Purchase Contracts related to their Type A Security from the proceeds of a Cash Settlement and who have not early settled their Purchase Contracts, will be remarketed by the Remarketing Agent on the third Business Day immediately preceding the Purchase Contract Settlement Date; and

         WHEREAS, the applicable interest rate on the Debt Securities will be reset to the Reset Rate on the Reset Date; and

         WHEREAS, the Company has requested Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to act as the Reset Agent and as the Remarketing Agent and as such to perform the services described herein; and

         WHEREAS, Merrill Lynch is willing to act as Reset Agent and Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

         NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

      Section 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein stated, the Pledge Agreement.

      Section 2. Appointment and Obligations of Reset Agent and Remarketing Agent; Remarketing.

      (a) Appointment and Obligations. The Company hereby appoints Merrill Lynch, and Merrill Lynch hereby accepts such appointment, (i) as the Reset Agent to determine, and in consultation with the Company and in the manner provided for in the Debt Securities and the Purchase Contract Agreement, the Reset Rate and (ii) as the exclusive Remarketing Agent to remarket the Debt Securities as provided in Section 2(b), pursuant to the Remarketing Underwriting Agreement attached hereto as Exhibit A, among the Company, the Purchase Contract Agent and the Remarketing Agent (with such changes as the Company, the Purchase Contract Agent and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions of the Remarketing Underwriting Agreement due to changes in law or facts and circumstances). Pursuant to the Remarketing Underwriting Agreement, the Remarketing Agent, either as the sole remarketing underwriter or as the representative of a syndicate including the Remarketing Agent and one or more other remarketing underwriters designated by the Remarketing Agent, will agree, subject to the terms and conditions set forth therein, that the Remarketing Agent and any such other remarketing underwriters will purchase, severally, the Debt Securities to be sold by the holder or holders of Debt Securities or Income PRIDES on the dates and at the prices described in Section 2(b).

      (b) Remarketing Procedures.

            (1) On each Reset Announcement Date, the Agent shall give Holders of Debt Securities (whether held as a component of Income PRIDES or separately with such Debt Securities held separately being referred to as "Separate Notes") notice of the remarketing to occur on the associated Remarketing Date. The Company or the Agent, at the Company's request, shall request not later than seven nor more than 15 calendar days prior to any Remarketing Date, that the Clearing Agency notify the Clearing Agency participants of such Remarketing Date. The Agent shall notify, by 10:00 a.m., New York City time, on the third Business Day preceding such Remarketing Date, the Remarketing Agent and the Collateral Agent of the aggregate principal amount of Debt Securities included in the Income PRIDES, which shall be remarketed. On the third Business Day preceding such Remarketing Date, no later than by 10:00 a.m., New York City time, pursuant to the terms of the Pledge Agreement, the Custodial Agent will notify the Remarketing Agent of the aggregate principal amount of Separate Notes to be remarketed. No later than 10:00 a.m., New York City time, on the Business Day immediately preceding such Remarketing Date, the Collateral Agent and the Custodial Agent, pursuant to the terms of the Pledge Agreement, will deliver for remarketing to the Remarketing Agent all Debt Securities to be remarketed. Upon receipt of such notice from the Agent and the Custodial Agent and such Debt Securities from the Collateral Agent and the Custodial Agent, the Remarketing Agent will, on such Remarketing Date, use its reasonable efforts to sell such Debt Securities on such date at the Reset Rate. The sale of the Debt Securities will be settled on or prior to the third Business Day following such Remarketing Date on which the Debt Securities were successfully remarketed. The


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
Remarketing Agent will use the proceeds from a successful remarketing to purchase the Remarketing Treasury Portfolio. On or prior to the third Business Day following the Remarketing Date on which the Debt Securities are successfully remarketed, the Remarketing Agent shall deliver the Remarketing Treasury Portfolio to the Agent, which shall thereupon deliver the Remarketing Treasury Portfolio to the Collateral Agent. The Collateral Agent, for the benefit of the Company, will thereupon apply the Remarketing Treasury Portfolio, in accordance with the Pledge Agreement, to secure such Holders' obligations under the Purchase Contracts. In the event of a successful remarketing pursuant, the Remarketing Agent will deduct the Remarketing Fee after allowing for the Remarketing Treasury Portfolio Purchase Price. The Remarketing Agent will remit
(1) the portion of the proceeds from the remarketing attributable to the Separate Notes to the holders of Separate Notes that were remarketed and (2) the remaining portion of the proceeds, less those proceeds used to purchase the Remarketing Treasury Portfolio, to the Agent for the benefit of the Holders of the Debt Securities included in Income PRIDES that were remarketed, all determined on a pro rata basis, in each case, on or prior to the third Business Day following the Remarketing Date on which the Notes were successfully remarketed. Holders whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith.

            (2) In the event of any Failed Remarketing on any Remarketing Date,
(i) the Company shall publish a notice of such Failed Remarketing in an Authorized Newspaper within two Business Days immediately following such Remarketing Date; and (ii) the Debt Securities shall be returned to the Collateral Agent and the Custodial Agent.

      Section 3. Fees. The Reset Agent shall receive from the Company a reasonable and customary fee for acting as the Reset Agent (the "Reset Agent Fee"); provided, however, that if the Remarketing Agent shall also act as the Reset Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment of such Reset Agent Fee shall be made by the Company on the third Business Day immediately preceding the Purchase Contract Settlement Date in immediately available funds or, upon the instructions of the Reset Agent, by certified or official bank check or checks or by wire transfer.

      Section 4. Replacement and Resignation of Remarketing Agent and Reset Agent. (a) The Company may in its absolute discretion replace Merrill Lynch as the Remarketing Agent and/or as the Reset Agent in its capacity hereunder by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to any Remarketing Date or the Purchase Contract Settlement Date. Any such replacement shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.

      (b) Merrill Lynch may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent and/or as the Reset Agent by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to any Remarketing Date or the Purchase Contract Settlement Date. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon


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
receiving notice from the Remarketing Agent and/or the Reset Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

      Section 5. Dealing in the Securities. The Remarketing Agent, when acting hereunder or under the Remarketing Underwriting Agreement or acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Debt Securities. With respect to any Debt Securities owned by it, the Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

      Section 6. Registration Statement and Prospectus. In connection with the Remarketing, if and to the extent required (in the opinion of counsel for either the Remarketing Agent or the Company) by applicable law, regulations or interpretations in effect at the time of such Remarketing, the Company shall use its reasonable efforts to have a registration statement relating to the Debt Securities effective under the Securities Act of 1933 by the third Business Day immediately preceding each Remarketing Date, shall furnish a current prospectus and/or prospectus supplement to be used in each remarketing by the remarketing underwriter or underwriters under the Remarketing Underwriting Agreement, and shall pay all expenses relating thereto.

      Section 7. Conditions to the Remarketing Agent's Obligations. (a) The obligations of the Remarketing Agent and any other remarketing underwriters to purchase and remarket the Debt Securities, as the case may be, shall be subject to the terms and conditions of the Remarketing Underwriting Agreement.

      (b) If at any time during the term of this Agreement, any Event of Default (as defined therein) under the Indenture, or event that with the passage of time or the giving of notice or both would become an Event of Default under the Indenture, has occurred and is continuing, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Company will cause the Trustee to give the Remarketing Agent notice of all such defaults and events of which the Trustee is aware.

      Section 8. Termination of Remarketing Agreement. This Agreement shall terminate as to the Remarketing Agent on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to Section 4(b) hereof. Notwithstanding any such termination, the obligations set forth in Section 2 (insofar as such Section relates to the payment of the Remarketing Fee) and
Section 3 hereof shall survive and remain in full force and effect until all amounts payable under such Sections shall have been paid in full.

      Section 9. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agent hereunder shall be determined solely by the express provisions of this Agreement and the Remarketing Underwriting Agreement.

      Section 10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


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
      Section 11. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Debt Securities are outstanding.

      Section 12. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of Merrill Lynch as the Remarketing Agent and the Purchase Contract Agent. The rights and obligations of Merrill Lynch as the Remarketing Agent and/or as the Reset Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and Merrill Lynch as the Remarketing Agent and/or as the Reset Agent and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of Securities merely because of such purchase.

      Section 13. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

      Section 14. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

      Section 15. Counterparts. This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

      Section 16. Amendments. This Agreement may be amended by any instrument in writing signed by the parties hereto.

      Section 17. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to AmerUs Group Co., 699 Walnut Street, Des Moines, Iowa 50309, Attention: _________; if to the Remarketing Agent or Reset Agent, _______; and if to the Purchase Contract Agent, _______, or to such other address as any of the above shall specify to the other in writing.

         IN WITNESS WHEREOF, each of the Company, the Remarketing Agent and the Purchase Contract Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


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
                                           AMERUS GROUP CO.

                                           By:_________________________________
                                               Name:
                                               Title:


CONFIRMED AND ACCEPTED:

__________________________________

__________________________________

By:_______________________________
     Authorized Signatory

not individually but solely as Purchase
Contract Agent and as attorney-in-fact
for the holders of the Purchase Contracts

By:_______________________________
    Name:
    Title:


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
                                              Exhibit A to Remarketing Agreement


                   FORM OF REMARKETING UNDERWRITING AGREEMENT

         ____________ (the "Remarketing Underwriter") hereby agrees, subject to the terms and conditions herein set forth or incorporated herein, to purchase the Debt Securities as set forth in Schedule I hereto, that have been tendered by the holders of the Income PRIDES for sale on _______.

      1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the purchase contract agreement (the "Purchase Contract Agreement"), the pledge agreement (the "Pledge Agreement"), the underwriting agreement, dated _______, between the Company and _______, as underwriters with respect to the issuance and sale of the Securities (the "Underwriting Agreement"), and the Indenture (For Unsecured Debt Securities Series __), dated _____, between _______ and the Company (the "Indenture").

      2. Registration Statement and Prospectus. If required (in the opinion of counsel to either the Remarketing Underwriter or the Company) by applicable law, the Company has filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3 (No. 333- ____), including a prospectus, relating to the Debt Securities. Such registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement", the prospectus included in the Registration Statement is hereinafter referred to as the "Basic Prospectus" and the Basic Prospectus, as amended or supplemented to the date of this Agreement to relate to the Debt Securities and to the remarketing of the Debt Securities, is hereinafter referred to as the "Final Prospectus" (including in each case all documents incorporated by reference).

      3. Provisions Incorporated by Reference.

            (a) Subject to Section 3(b), the provisions of Sections ____ and ____ of the Underwriting Agreement shall be incorporated, as applicable into this Agreement and made applicable to the obligations of the Remarketing Underwriter, except as explicitly amended hereby.

            (b) With respect to the provisions of the Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" or the "Representative" or "Representatives", as the case may be, shall be deemed to refer to the Remarketing Underwriter; (ii) all references therein to the "Securities" which are the subject thereof shall be deemed to refer to the Debt Securities as defined herein; (iii) all references therein to the "Closing Date" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto (the "Remarketing Closing Date"); (iv) all references therein to the "Registration Statement", the "Basic Prospectus" and the "Final Prospectus" shall be deemed to refer to the Registration Statement, the Basic Prospectus and the Final Prospectus, respectively, as defined herein.

      4. Purchase and Sale; Remarketing Underwriting Fee. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated herein, the Remarketing Underwriter agrees to purchase from the registered holder or holders thereof in the manner specified in Section 5 hereof, the principal amount of remarketed Debt


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
Securities set forth in Schedule I hereto at a purchase price not less than [ [100%] OF THE AGGREGATE PRINCIPAL AMOUNT OF SUCH DEBT SECURITIES, PLUS ANY ACCRUED AND UNPAID INTEREST THEREON.] In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay to the Remarketing Underwriter the Remarketing Fee, from any amount received from such remarketing in excess of the aggregate principal amount of such remarketed Debt Securities, plus any accrued and unpaid interest.

      5. Delivery and Payment. Delivery of payment for the remarketed Debt Securities and payment of the Remarketing Underwriting Fee shall be made on the Remarketing Closing Date at the location and time specified in Schedule I hereto (or such later date not later than five business days after such date as the Remarketing representatives shall designate), which date and time may be postponed by agreement between the Remarketing Underwriter, the Company, and the registered holder or holders thereof. Delivery of the remarketed Debt Securities and payment of the Remarketing Underwriting Fee shall be made to the Remarketing Underwriter [to or upon the order of the [registered holder or holders of the remarketed Debt Securities] by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds] [in immediately available funds by wire transfer to an account or accounts designated by the [Company] [registered holder or holders of the remarketed Debt Securities]] or, if the remarketed Debt Securities are represented by a Global Security, by any method of transfer agreed upon by the Remarketing Underwriter and the Depositary for the Debt Securities under the Indenture.

      [It is understood that any registered holder or, if the Debt Securities are represented by a Global Security, any beneficial owner, that has an account at the Remarketing Underwriter and tenders its Debt Securities through such account will not be required to pay any fee or commission to the Remarketing Underwriter.]

      If the Debt Securities are not represented by a Global Security, certificates for the Debt Securities shall be registered in such names and denominations as the Remarketing Underwriter may request not less than three full business days in advance of the Remarketing Closing Date, and the Company, and the [registered holder or holders thereof] agree to have such certificates available for inspection, packaging and checking by the Remarketing Underwriter in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

      6. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to AmerUs Group Co., 699 Walnut Street, Des Moines, IA 50309,
Attention: ________; if to the Remarketing Agent or Reset Agent, to _______; and if to the Purchase Contract Agent, to _______, or to such other address as any of the above shall specify to the other in writing.


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
      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Remarketing Underwriters.

                                          Very truly yours,

                                          AMERUS GROUP CO.

                                          By:________________________________
                                              Name:
                                              Title:


CONFIRMED AND ACCEPTED:

__________________________________

__________________________________

By:_______________________________
     Authorized Signatory

not individually but solely as Purchase
Contract Agent and as attorney-in-fact
for the holders of the Purchase Contracts

By:_______________________________
      Name:
      Title:


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
                                                                      SCHEDULE I

Title of Securities:  ___% Series __ Senior Notes due ____

Principal Amount of Securities:  $

Underwriting Agreement, dated as of _________ __, ____, between the Company and
 _______________________________________

Remarketing [Underwriting] Fee: _____ %  ($_____)

Remarketing Closing Date, Time and Location:  _______________________


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